     As filed with the Securities and Exchange Commission on August 21, 1997
                                           Registration No. 333-________________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -----------


                                  ODWALLA, INC.
               (Exact name of issuer as specified in its charter)

        CALIFORNIA                                      77-0096788
(State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

              120 STONE PINE ROAD, HALF MOON BAY, CALIFORNIA 94019
               (Address of principal executive offices) (Zip Code)

                                  -----------
                                  ODWALLA, INC.
                            1997 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                  -----------
                            D. STEPHEN C. WILLIAMSON
                             CHIEF EXECUTIVE OFFICER
                                  ODWALLA, INC.
              120 STONE PINE ROAD, HALF MOON BAY, CALIFORNIA 94019
                     (Name and address of agent for service)
                                 (415) 726-1888
          (Telephone number, including area code, of agent for service)

                                  -----------

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                                      Proposed        Proposed
  Title of                                                            Maximum          Maximum
 Securities                        Amount           Offering          Aggregate       Amount of
    to be                           to be             Price           Offering      Registration
 Registered                     Registered(1)     per Share(2)        Price(2)           Fee
 ----------                     -------------     ------------        ---------     -------------

1997 Stock Incentive Plan

Options to Purchase
Common Stock:                      1,648,475           N/A               N/A             N/A

Common Stock                   1,648,475 shares      $10.0625      $16,587,780         $5,025

================================================================================
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1997 Stock Incentive Plan for any reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Odwalla, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Odwalla, Inc. on August 15, 1997, as reported on the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

        Odwalla, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

        (a) The Registrant's annual report on Form 10-K for the fiscal year ended August 31, 1996, filed with the SEC on December 13, 1996;

        (b) The Registrant's report on Form 8-K filed with the SEC on November 5, 1996;

        (c) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended November 30, 1996, February 28, 1997, and May 31, 1997, filed with the SEC on January 21, 1997, April 14, 1997, and July 15, 1997, respectively; and

        (d) The Registrant's Registration Statement No. 00-023036 on Form 8-A filed with the SEC on December 9, 1993 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4. Description of Securities

        Not Applicable.


Item 5. Interests of Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Directors and Officers

        Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended, (the "1933 Act"). The Registrant's Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Registrant has entered into Indemnification Agreements with each of its directors and officers.


Item 7. Exemption from Registration Claimed

        Not Applicable.


                                      II-2.

Item 8. Exhibits

    Number        Exhibit
    ------        -------


     4.0          Instruments Defining Rights of Stockholders.  Reference is made to Registrant's
                  Registration Statement No. 00-023036 on Form 8-A which is incorporated herein by reference pursuant to Item 3(d).
     5.0          Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1          Consent of Price Waterhouse LLP, Independent Accountants.
    23.2          Consent of BDO Seidman, LLP, Independent Certified Public
                  Accountants.
    23.3          Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
    24.0          Power of Attorney.  Reference is made to page II-5 of this Registration Statement.
    99.1          1997 Stock Incentive Plan.
    99.2          Form of Notice of Grant of Stock Option.
    99.3          Form of Stock Option Agreement.
    99.4          Form of Addendum to Stock Option Agreement. (Limited Stock Appreciation Right).
    99.5          Form of Addendum to Stock Option Agreement. (Involuntary Termination Following
                  Change in Control).
    99.6          Form of Addendum to Stock Option Agreement.  (Involuntary Termination Following
                  Corporate Transaction).
    99.7          Form of Stock Issuance Agreement.
    99.8          Form of Notice of Grant of Automatic Stock Option (Initial Grant).
    99.9          Form of Notice of Grant of Automatic Stock Option (Annual Grant).
    99.10         Form of Automatic Stock Option Agreement.


Item 9. Undertakings

        A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1997 Stock Incentive Plan.


                                      II-3.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                                      II-4.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Half Moon Bay, State of California, on this 14th day of August, 1997.

                                       ODWALLA, INC.


                                       By: /s/ D. Stephen C. Williamson
                                           -------------------------------------
                                           D. Stephen C. Williamson
                                           Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

        That the undersigned officers and directors of Odwalla, Inc., a California corporation, do hereby constitute and appoint D. Stephen C. Williamson the lawful attorney-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and the undersigned hereby ratifies and confirms that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                           Title                               Date
---------                           -----                               ----



/s/ D. Stephen C. Williamson        Chief Executive Officer             August 14, 1997
--------------------------------    (Principal Executive Officer)
D. Stephen C. Williamson


                                      II-5.

Signature                           Title                               Date
---------                           -----                               ----



/s/ Greg A. Steltenpohl             Chairman of the Board               August 14, 1997
--------------------------------
Greg A. Steltenpohl


/s/ Martin S. Gans                  Director                            August 14, 1997
--------------------------------
Martin S. Gans



/s/ James R. Steichen               Chief Financial Officer             August 14, 1997
--------------------------------    (Principal Financial and
James R. Steichen                   Accounting Officer)


                                      II-6.

                                  EXHIBIT INDEX


   Number         Exhibit
   ------         -------


     4.0          Instruments Defining Rights of Stockholders.  Reference is made to Registrant's
                  Registration Statement No. 00-023036 on Form 8-A which is incorporated herein by reference pursuant to Item 3(d).
     5.0          Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1          Consent of Price Waterhouse LLP, Independent Accountants.
    23.2          Consent of BDO Seidman, LLP, Independent Certified Public
                  Accountants.
    23.3          Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
    24.0          Power of Attorney.  Reference is made to page II-5 of this Registration Statement.
    99.1          1997 Stock Incentive Plan.
    99.2          Form of Notice of Grant of Stock Option.
    99.3          Form of Stock Option Agreement.
    99.4          Form of Addendum to Stock Option Agreement. (Limited Stock Appreciation Right).
    99.5          Form of Addendum to Stock Option Agreement. (Involuntary Termination Following
                  Change in Control).
    99.6          Form of Addendum to Stock Option Agreement.  (Involuntary Termination Following
                  Corporate Transaction).
    99.7          Form of Stock Issuance Agreement.
    99.8          Form of Notice of Grant of Automatic Stock Option (Initial Grant).
    99.9          Form of Notice of Grant of Automatic Stock Option (Annual Grant).
    99.10         Form of Automatic Stock Option Agreement.